Exhibit 99.1

Enumeral Announces Sale of 12% Senior Secured Promissory Notes

CAMBRIDGE, Mass.—August 1, 2016—Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM) (“Enumeral” or the “Company”), a biotechnology company focused on the discovery and development of novel antibody-based immunotherapies to help the immune system fight cancer and other diseases, today announced that on July 29, 2016 the Company sold 12% Senior Secured Promissory Notes (the “Notes”) in a private placement offering to certain accredited investors in the aggregate principal amount of $3,038,256, before deducting placement agent fees and expenses equal to approximately $385,337 (the “Offering”). The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Notes have a stated maturity date of 12 months from the date of issuance, and bear interest at a rate of 12% per annum, payable monthly commencing on September 1, 2016. Interest is payable in shares of the Company’s common stock, provided that interest will be paid in cash in the event that the issuance of shares of common stock would trigger anti-dilution adjustment on the Company’s existing warrants that were issued in connection with the Company’s July 2014 private placement.

The maturity date of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will accelerate to the date (on or after September 1, 2016) on which the Company completes and closes certain financing transactions that achieve minimum thresholds, as specified in the Notes. In such specified transactions, the Notes will convert at a valuation per share equal to 50% of the price per share of securities sold in that financing transaction. In addition, in the event of a sale of the Company during the term of the Notes, noteholders will be entitled to receive 1.5x of the principal amount of the Notes plus accrued interest, paid in either cash or securities of acquiring entity at the acquiring entity’s discretion.

The Company’s obligations under the Notes are secured, pursuant to the terms of an Intellectual Property Security Agreement, by a first priority security interest in all now owned or hereafter acquired intellectual property of the Company and Enumeral Biomedical Corp., a wholly-owned subsidiary of the Company, except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

In conjunction with the closing of the Offering, Arthur H. Tinkelenberg’s service as the Company’s President and Chief Executive Officer has ended, effective July 28, 2016. The Company intends to conduct a search for a new Chief Executive Officer with commercial drug development experience.

“We sincerely appreciate Arthur’s many contributions to Enumeral in the years since our founding, including the passion he brought to developing our technology and antibody pipeline. We look forward to his continued counsel as a member of our board of directors,” said John J. Rydzewski, Enumeral’s Executive Chairman.

As of the date of this press release, and after giving effect to the net proceeds from the Offering, Enumeral believes that it has sufficient liquidity to fund operations through November 2016. The Company continues to explore a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions. If Enumeral is unable to raise additional capital on acceptable terms and on a timely basis, Enumeral may be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets.

A full description of the Offering can be found in the Company's Form 8-K filed with the U.S. Securities and Exchange Commission on August 1, 2016. The Notes, and the shares of the Company’s common stock into which the Notes may be converted, have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.   This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, common stock, or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Enumeral

Enumeral is a biopharmaceutical company discovering and developing novel antibody-based immunotherapies to help the immune system fight cancer and other diseases. The Company is building a pipeline focused on next-generation checkpoint modulators, with initial targets including PD-1, TIM-3, LAG-3, OX40, TIGIT, and VISTA. In developing these molecules, Enumeral’s researchers apply a proprietary immune profiling technology platform that measures functioning of the human immune system at the level of individual cells. This provides key insights for drug candidate selection and target validation. For more information on Enumeral, please visit www.enumeral.com.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, among others, the risks that (a) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (b) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (c) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (d) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, (e) Enumeral’s ability to comply with governmental regulation, (f) the intensity of competition, (g) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas, and (h) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact:

Enumeral Biomedical Holdings, Inc.
Kevin Sarney, (617) 945-9146
kevin@enumeral.com